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                                                                   EXHIBIT 10.50


                                 BONUS AGREEMENT

         THIS BONUS AGREEMENT (the "Agreement") is entered into as of June 30, 1999 among Fresh Foods, Inc., a North Carolina corporation (the "Company"), and James E. Harris (the "Executive").

         WHEREAS, the Company is contemplating the sale or other disposition of each of its two businesses, consisting of its restaurant business and its food processing business; and

         WHEREAS, the Company wants to provide incentives for the Executive, a key employee, to remain with the Company and to assist in the planning and execution of these extraordinary corporate transactions; and

         WHEREAS, the Executive and the Company wish to terminate their Change in Control Agreement dated as of March 25, 1999 (the "Change in Control Agreement") and to set forth their agreement with respect to such termination;

         NOW, THEREFORE, in consideration of the covenants contained herein, together with other valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Certain Defined Terms. As used in this Agreement, the following terms have the meanings indicated:

         "Disposition" means a Restaurant Disposition or a Food Processing Disposition (or both).

         "Food Processing Disposition" means the sale or other disposition (whether by merger or consolidation or transfer of assets or equity interests issued by the Company or by one or more subsidiaries of the Company) of all or substantially all of the food processing operations presently conducted by Pierre Foods, LLC.

         "Restaurant Disposition" means the sale or other disposition (whether by merger or consolidation or transfer of assets or equity interests issued by the Company or by one or more subsidiaries of the Company) of all or substantially all of the restaurant operations presently conducted by Claremont Restaurant Group, LLC.

         2. Change in Control Agreement Terminated. The Change in Control Agreement shall terminate in its entirety, immediately prior to the first Disposition, without liability on the part of any party as a consequence thereof. Without limiting the generality of the foregoing, the Company shall have no liability to the Executive upon any Disposition pursuant to such Agreement.

         3. Bonuses.

                  (a) Restaurant Disposition Bonus. Except in the circumstances contemplated by subsection (c), in the event that the Company consummates a Restaurant Disposition the



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         Company shall pay to the Executive, as a lump sum transaction bonus, an amount equal to the sum of:

                           (i) $562,500; plus

                           (ii) an amount determined by the Company to be equal
                  to the aggregate of any and all federal, state and local income tax and excise tax liabilities of the Executive resulting from the payments due pursuant to clauses (i) and
                  (ii) hereof; provided, however, that, if the Company determines that the total of all payments to or for the benefit of the Executive under this Agreement after reduction for any and all federal, state and local income tax and excise tax liabilities of the Executive resulting therefrom (the "After-Tax Payments") would be increased by the limitation or elimination of any payment under this subsection (a), then amounts payable under this subsection (a) shall be reduced to the extent, and only to the extent, determined necessary by the Company to maximize the After-Tax Payments; and provided further that the Company shall withhold from all payments to be made to the Executive pursuant to this Agreement all taxes that, by applicable federal, state or local law, the Company determines that it is required to withhold.

         The payment required to be made to the Executive pursuant to the foregoing provisions of this subsection (a) shall be made by bank check or other good funds at the closing of the Restaurant Disposition.

                  (b) Food Processing Disposition Bonus. Except in the circumstances contemplated by subsection (c), in the event that the Company consummates a Food Processing Disposition the Company shall pay to the Executive, as a lump sum transaction bonus, an amount equal to the sum of:

                           (i) $562,500; plus

                           (ii) an amount determined by the Company to be equal
                  to the aggregate of any and all federal, state and local income tax and excise tax liabilities of the Executive resulting from the payments due pursuant to clauses (i) and
                  (ii) hereof; provided, however, that, if the Company determines that the total of all After-Tax Payments would be increased by the limitation or elimination of any payment under this subsection (b), then amounts payable under this subsection (b) shall be reduced to the extent, and only to the extent, determined necessary by the Company to maximize the After-Tax Payments; and provided further that the Company shall withhold from all payments to be made to the Executive pursuant to this Agreement all taxes that, by applicable federal, state or local law, the Company determines that it is required to withhold.

         The payment required to be made to the Executive pursuant to the foregoing provisions of this subsection (b) shall be made by bank check or other good funds at the closing of the Food Processing Disposition.


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                  (c) Combined Disposition Bonus. In the event that the Company consummates a Restaurant Disposition and a Food Processing Disposition in a single transaction or series of related transactions with the same buyer or related buyers, the Company shall pay to the Executive, as a lump sum transaction bonus, an amount equal to the sum of:

                           (i) $1,125,000; plus

                           (ii) an amount determined by the Company to be equal
                  to the aggregate of any and all federal, state and local income tax and excise tax liabilities of the Executive resulting from the payments due pursuant to clauses (i) and
                  (ii) hereof; provided, however, that, if the Company determines that the total of all After-Tax Payments would be increased by the limitation or elimination of any payment under this subsection (c), then amounts payable under this subsection (c) shall be reduced to the extent, and only to the extent, determined necessary by the Company to maximize the After-Tax Payments; and provided further that the Company shall withhold from all payments to be made to the Executive pursuant to this Agreement all taxes that, by applicable federal, state or local law, the Company determines that it is required to withhold.

         The payment required to be made to the Executive pursuant to the foregoing provisions of this subsection (c) shall be made by bank check or other good funds at the closing of the Disposition.

         4. Company Car. On the later to occur of the Restaurant Disposition and the Food Processing Disposition, the Company shall transfer and convey to the Executive all of its right, title and interest in and to the motor vehicle currently used by the Executive for business purposes. Upon request by the Executive, the Company will execute and deliver all such documents and take all such other actions as the Executive may reasonably request to better evidence such transfer and conveyance.

         5. Stock Options. This Agreement shall not be construed as having any effect on the rights of the Executive under the stock option agreements and related stock option plans that govern stock options that have been granted by the Company to the Executive and may be held by the Executive at any time.

         6. Severability. The illegality, unenforceability or invalidity of any one or more covenants, phrases, clauses, sentences or paragraphs of this Agreement, as determined by a court of competent jurisdiction, shall not affect the remaining portions of this Agreement, or any part thereof; and, in case of any such illegality, unenforceability or invalidity, this Agreement shall be construed as if such covenants, phrases, clauses, sentences or paragraphs, to the extent and only to the extent determined to be illegal, unenforceable or invalid, had not been inserted.

         7. Waiver of Breach. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of any provision of this Agreement.


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         8. Entire Agreement. This Agreement sets forth the entire understanding between the parties relating to the subject matter hereof and supersedes all previous and contemporaneous understandings or agreements, written and oral.
This Agreement may be modified only by an agreement in writing, signed by all parties, purporting to modify it.

         9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to the principles of conflict of laws thereof.

         10. Notices. Any notice that may be given hereunder shall be in writing and shall be deemed to have been given on the earlier to occur of (a) actual receipt or (b) the second business day after the same shall have been mailed by certified mail, postage prepaid, return receipt requested, to the parties at the addresses listed below:

         If to the Company:                  Fresh Foods, Inc.
                                             P.O. Box 3967
                                             Hickory, NC  28603
                                             Attention:  David R. Clark

         If to the Executive:                James E. Harris
                                             2123 Roswell Avenue
                                             Charlotte, NC  28207

or, in any case, to such other address as the party to whom or to which such notice is to be given shall have specified by notice given to the other parties.

         11. Successors, Heirs and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors, heirs and assigns.

         12. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        FRESH FOODS, INC.


                                        By: /s/ David R. Clark
                                            ------------------------------------
                                            David R. Clark, President


                                        THE EXECUTIVE:


                                        /s/ James E. Harris               (SEAL)
                                        ----------------------------------
                                        James E. Harris


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